UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 7, 2020

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-36033	98-1226628
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104

(650) 808-6000

(Addresses, including zip code, and telephone number, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Share $0.00001 Par Value	TBPH	NASDAQ Global Market

Item 8.01. Other Events.

On January 7, 2020 the Company’s affiliates received $15.8 million in a distribution from Innoviva, Inc. (Innoviva) representing the affiliates’ share of the net royalty income payments for the third quarter ended September 30, 2019 plus $6.9 million previously withheld, less estimated Theravance Respiratory Company LLC (TRC) expenses for the quarter ended December 31, 2019 and estimated expenses through 2020. The Company was recently informed by Innoviva that GSK has declined to adopt certain TRELEGY ELLIPTA development and commercialization initiatives proposed by Innoviva and that as a result Innoviva will not continue to withhold any funds that had been reserved for those initiatives.

As previously reported, in May 2019, the Company announced that it had initiated an arbitration against Innoviva and TRC because Innoviva, as manager of TRC, had caused TRC to withhold certain distributions owed to the Company’s affiliates with respect to their 85% economic interest in TRC since the quarter ended December 31, 2018, and Innoviva’s previous statement to the Company that it intended to prevent TRC from making cash distributions during 2019. The arbitration hearing commenced on July 23, 2019.

In September 2019, the arbitrator issued a final decision, which included injunctive relief to give more certainty to future dealings between the parties and to clarify certain terms of the TRC LLC Agreement, and imposed additional obligations on Innoviva to obtain the consent of GSK for any proposed investment of TRC funds that requires the consent of GSK under the collaboration agreement dated November 14, 2002, as amended. Under the arbitrator’s ruling, Innoviva was permitted to continue to withhold $8.0 million of TRC funds for certain TRELEGY ELLIPTA development and commercialization initiatives proposed by Innoviva. These initiatives were required to be presented to GSK in the fourth quarter of 2019 and they could not be implemented without GSK’s approval, which approval must be obtained no later than during the first quarter of 2020.

As of June 30, 2019, the Company’s affiliates were owed, under the TRC LLC Agreement, $20.0 million in net royalty income payments for the period from the fourth quarter of 2018 through the second quarter of 2019. After initiation of the arbitration and prior to the final decision being issued in the third quarter of 2019, Innoviva caused TRC to make a partial distribution of funds to the Company’s affiliates of $10.6 million against these amounts due. Innoviva withheld $6.9 million, representing the Company’s affiliates’ share of the $8.0 million of total TRC funds earmarked for the specific TRELEGY ELLIPTA development and commercialization initiatives proposed by Innoviva, pursuant to the arbitrator’s final decision. The amount due to the Company’s affiliates as of September 30, 2019 was approximately $16.7 million, which included the $6.9 million being withheld by Innoviva.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: January 8, 2020	By:	/s/ Bradford J. Shafer
Bradford J. Shafer
Executive Vice President, General Counsel and Secretary